Exhibit 99.1

Contacts:

Timothy R. Oakes, Chief Financial Officer

(781) 246-3343

ir@edgewater.com

EDGEWATER REPORTS 2009 FINANCIAL RESULTS

Fourth Quarter Service Revenue Meets Expectation

Wakefield, MA, March 3, 2010 – Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, “Edgewater” or the “Company”), a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology, today announced financial results for its fourth quarter and fiscal year ended December 31, 2009.

Acquisition of Fullscope, Inc.

As previously disclosed in a Current Report on Form 8-K filing dated January 4, 2010, the Company, on December 31, 2009, under an Agreement and Plan of Reorganization and Merger, acquired all of the outstanding stock of Fullscope, Inc. (the “Fullscope Acquisition”). The Fullscope Acquisition was completed after the close of business on December 31, 2009, the last day of our fiscal year. Accordingly, the following 2009 fourth quarter and full year results do not include any contributions related to the Fullscope Acquisition. Fullscope’s operating results will be included as part of Edgewater’s operating results effective January 1, 2010. However, as the Fullscope Acquisition was completed on December 31, 2009, our presented consolidated balance sheets, as of December 31, 2009, reflect our initial fair value estimates related to the assets acquired, liabilities assumed, identified intangible assets and residual goodwill. These amounts are presented in connection with our initial purchase price estimates and may be subject to future adjustment as better information becomes available.

Fourth Quarter Results

Actual financial results and utilization for the quarter ended December 31, 2009:

•	Total revenue was $11.4 million compared to $16.3 million in the fourth quarter of 2008;

•	Service revenue was $10.7 million compared to service revenue of $15.0 million in the fourth quarter of 2008;

•	Gross profit was $4.1 million compared to $6.3 million in the fourth quarter of 2008;

•	Gross profit, as a percentage of total revenue, was 36.2% compared to 38.4% in the fourth quarter of 2008;

•	Gross profit margin related to service revenue was 38.4% compared to 41.2% in the fourth quarter of 2008;

•	Utilization was 66.5% compared to 68.3% for the fourth quarter of 2008;

•

Operating loss amounted to $(1.4) million compared to $(23.2) million in the fourth quarter of 2008. The reported operating loss in the fourth quarter of 2008 is primarily the result of $23.9 million in non-cash goodwill and intangible asset impairment charges;

•	Net loss was $(1.9) million, or $(0.15) per diluted share, compared to $(27.9) million, or $(2.30) per diluted share, in the fourth quarter of 2008;

•	Adjusted EBITDA amounted to $(752) thousand, or $(0.06) per diluted share, compared to $1.5 million, or $0.12 per diluted share, in the fourth quarter of 2008; and

•	Cash flow provided by operating activities was $57 thousand compared to cash flow provided by operating activities of $5.5 million during the fourth quarter of 2008.

Full Year Results

Actual financial results and utilization for the fiscal year ended December 31, 2009:

•	Total revenue decreased 32.1% to $50.1 million compared to $73.7 million in fiscal 2008;

•	Service revenue decreased 32.3% to $46.1 million compared to $68.1 million in fiscal 2008;

•	Gross profit decreased 44.1% to $16.1 million compared to $28.8 million in fiscal 2008;

•	Gross profit, as a percentage of total revenue, was 32.1% compared to 39.0% in fiscal 2008;

•	Gross profit margin related to service revenue was 34.5% compared to 41.9% in fiscal 2008;

•	Utilization was 65.5% compared to 73.5% in fiscal 2008;

•

Operating loss amounted to $(5.0) million compared to (46.8) million in fiscal 2008. The comparative change in operating loss is primarily attributable to the $48.6 million in non-cash goodwill and intangible asset impairment charges recorded during 2008;

•	Net loss amounted to $(3.8) million, or $(0.32) per diluted share, compared to net loss of $(47.0) million, or $(3.66) per diluted share, in fiscal 2008;

•	Adjusted EBITDA amounted to $(2.3) million, or $(0.19) per diluted share, compared to Adjusted EBITDA of $5.6 million, or $0.43 per diluted share, in fiscal 2008; and

•	Cash flow used in operating activities was $(243) thousand compared to cash flow provided by operating activities of $7.7 million in fiscal 2008.

Adjusted EBITDA and Adjusted EBITDA Per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

“For Edgewater, and for most companies, 2009 has been a challenging year. As we look back, we can see that the decisions we made in 2009, as hard as they were given the adverse impact they had on many of our employees, were the right ones,” commented Shirley Singleton, Edgewater’s Chairman, President and Chief Executive Officer.

“Our fourth quarter was a very positive one for the Company. Utilization continued to improve as the fourth quarter unfolded and the sales pipeline continued to gain momentum.”

Ms. Singleton continued, “We believe that first quarter service revenue will be flat to up, while total revenue will be up year-over-year. The anticipated increase in service revenue is influenced by the Fullscope acquisition. However it is important to note that we do anticipate organic growth from core operations. Going forward, total revenue becomes an important metric as software revenues flowing from the Fullscope acquisition become material to our revenue and related gross margin.”

Ms. Singleton concluded, “As we enter 2010, we see the opportunity to post organic growth and return to profitability. The combination of the tough decisions we made in 2009, the December acquisition of Fullscope, the fourth quarter stabilization in our business, as well as the robust pipeline going into 2010 have positioned the Company to return to pre-2009 revenue levels.”

Fourth Quarter and Full Year Conference Call Details

Edgewater has scheduled a conference call on Wednesday, March 3, at 10:00 a.m. (ET) to discuss its fourth quarter and full year 2009 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater’s investor relations website at http://ir.edgewater.com or you can dial 800-967-7135. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater’s investor relations website at http://ir.edgewater.com or by dialing 888-203-1112 (domestic) and 719-457-0820 (international) (pass code 9419505) from 1:00 p.m. ET Wednesday, March 3 through 11:59 p.m. ET Wednesday, March 17.

About Edgewater Technology, Inc.

Edgewater is a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology. We develop business strategies and technology solutions that address our clients’ specific needs while providing them with an increased competitive advantage. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2010 outlook, future revenue, cost control efforts and customer spending outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “believe,” “anticipate,” “anticipated,” “expectation,” “continued,” “future,” “forward,” “potential,” “estimate,” “estimated,” “forecast,” “project,” “encourage,” “opportunity,” “goal,” “objective,” “could,” “expect,” “expected,” “intend,” “plan,” “planned,” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Form 10-K. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning (“ERP”) and Enterprise Performance Management (“EPM”) solutions, custom development and system integration services and/or declines in industry-wide information technology (“IT”) spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to successfully integrate Fullscope, Inc. operations and realize the anticipated incremental revenues, synergies and other benefits from the Fullscope acquisition; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under “Critical Accounting Policies;” (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I “Business – Factors Affecting Finances, Business Prospects and Stock Volatility” in our 2008 Annual Report on Form 10-K filed with the SEC on March 10, 2009. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

EDGEWATER TECHNOLOGY, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue:
Service revenue	$10,699	$14,991	$46,120	$68,125
Software	47	308	664	1,132
Reimbursable expenses	645	1,025	3,301	4,486

Total revenue	11,391	16,324	50,085	73,743

Cost of revenue:
Project and personnel costs *	6,590	8,811	30,190	39,608
Software costs	32	218	496	861
Reimbursable expenses	645	1,025	3,301	4,486

Total cost of revenue	7,267	10,054	33,987	44,955

Gross profit	4,124	6,270	16,098	28,788

Selling, general and administrative *	4,876	4,803	18,412	23,232
Depreciation and amortization	602	837	2,694	3,771
Impairment of goodwill and other intangible assets	—	23,854	—	48,594

Operating loss	(1,354)	(23,224)	(5,008)	(46,809)

Interest income and other, net	17	90	122	503

Loss before income taxes	(1,337)	(23,134)	(4,886)	(46,306)

Income tax provision (benefit)	521	4,785	(1,047)	712

Net loss	$(1,858)	$(27,919)	$(3,839)	$(47,018)

BASIC LOSS PER SHARE:

Basic loss per share	$(0.15)	$(2.30)	$(0.32)	$(3.66)

Weighted average shares outstanding – Basic	12,055	12,136	12,067	12,861

DILUTED LOSS PER SHARE:
Diluted loss per share	$(0.15)	$(2.30)	$(0.32)	$(3.66)

Weighted average shares outstanding – Diluted	12,055	12,136	12,067	12,861

* - Amount of stock-based compensation expense included in each of the respective expense categories reported above:

Cost of revenue – Project and personnel costs	$64	$90	$269	$395
Selling, general and administrative expenses	167	252	870	1,160

Total	$231	$342	$1,139	$1,555

EDGEWATER TECHNOLOGY, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2009 (1)	2008
Assets
Cash and marketable securities	$12,661	$24,566
Restricted cash	702	—
Accounts receivable, net	18,043	11,683
Deferred taxes, current	348	926
Prepaid expenses and other assets, current	1,645	782

Total current assets	33,399	37,957
Fixed assets, net	3,297	4,013
Deferred taxes, net	20,760	21,467
Goodwill and intangible assets, net	15,582	3,592
Other assets	93	41

Total Assets	$73,131	$67,070

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$11,192	$3,692
Accrued payroll and related liabilities	4,026	3,893
Deferred revenue and other liabilities	2,270	892
Capital lease obligations, current	220	215

Total current liabilities	17,708	8,692
Capital lease obligations	200	420
Other long term liabilities	107	—

Total liabilities	18,015	9,112
Stockholders’ Equity	55,116	57,958

Total Liabilities and Stockholders’ Equity	$73,131	$67,070

Shares Outstanding	12,132	12,162

(1)	Edgewater’s December 31, 2009 balance sheet reflects initial fair value assessments related to the assets acquired, liabilities assumed, allocation to identifiable intangible assets, recognition of deferred taxes and the allocation to goodwill associated with our acquisition of Fullscope, Inc. These amounts are described in more detail elsewhere in this press release.

EDGEWATER TECHNOLOGY, INC.

Initial Fair Value Estimates of Purchase Price Allocations

As described above, while our December 31, 2009 acquisition of Fullscope, Inc. does not impact our reported quarterly or full year 2009 operating results, our initial fair value purchase accounting estimates are reported as part of our balance sheet as of December 31, 2009. The Company has performed initial fair value assessments related to the assets acquired, liabilities assumed, allocation to identifiable intangible assets, recognition of deferred taxes and the allocation to goodwill. The following table presents our initial purchase price and fair value estimates and their impact upon our reported December 31, 2009 balance sheet. These amounts, as presented below, are subject to future adjustment as better information becomes available during the measurement period.

Edgewater’s initial fair value allocation of purchase price related to the Fullscope acquisition as of December 31, 2009:

December 31, 2009
(In thousands)
Purchase price consideration:
Purchase price, paid in cash at close	$12,500
Excess net working capital, paid in cash at close	1,923
Contingent earnout consideration	1,200

Total allocable purchase price consideration	$15,623

Assets acquired and (liabilities) assumed:
Cash and cash equivalents	$3,481
Restricted cash	702
Accounts receivable	9,369
Prepaid expenses and other assets, current	43
Property and equipment	190
Other assets	10
Accounts payable and accrued expenses	(7,394)
Accrued payroll and related liabilities	(1,412)
Deferred revenue and other liabilities	(1,147)
Other long-term liabilities	(107)

Net assets acquired	3,735

Identified intangible assets	4,500
Establishment of deferred tax liability	(1,800)
Goodwill	9,188

Total allocated purchase price consideration	$15,623

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, our write-off of goodwill and intangible assets during the second and fourth quarters of 2008 was significant and such former balance sheet amounts will not have an impact on future results; consequently, our Adjusted EBITDA calculation excludes the effects of such write-offs to facilitate an understanding of period-to-period changes in our core operating results. We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.

Reconciliation of GAAP net (loss) income to Non-GAAP Adjusted EBTIDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008

Reconciliation of GAAP Net Income, Adjusted EBITDA and Adjusted EBITDA Per Diluted Share (Non-GAAP):
Reported GAAP net loss	$(1,858)	$(27,919)	$(3,839)	$(47,018)
Add: Income tax provision (benefit)	521	4,785	(1,047)	712
Add: Depreciation and amortization	602	837	2,694	3,771
Add: Goodwill and intangible impairment charges	—	23,854	—	48,594
Less: Interest income and other, net	(17)	(90)	(122)	(503)

Adjusted EBITDA[1]	$(752)	$1,467	$(2,314)	$5,556

Adjusted EBITDA per diluted share[1]	$(0.06)	$0.12	$(0.19)	$0.43

1- Adjusted EBITDA and Adjusted EBITDA Per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA Per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization and goodwill impairment charges. Adjusted EBITDA Per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings Per Share calculations.

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